Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES FIRST QUARTER RESULTS

WOODLAND HILLS, CA, April 20, 2006 . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .
Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $57.5 million, or $1.55 per share, for the first quarter of 2006 compared to net income of $39.3 million, or $1.10 per share, for the first quarter of 2005. Net income includes realized gains on investments after tax of $1.0 million, or $0.03 per share, in the first quarter of 2006 compared to $1.9 million, or $0.05 per share, in the first quarter of 2005. The per share amounts in the current and prior periods reflect the 3-for-2 stock split on our common stock distributed on October 11, 2005.

Underwriting income from the workers’ compensation and reinsurance segments was as follows:

	Three Months Ended March 31,
	2006	2005
	(Dollars in Thousands)
Underwriting Income Before Tax From(1):
Workers’ Compensation Segment	$65,298	$41,161
Reinsurance Segment(2)	6	2,407

(1)          Does not include any investment income, as described in the Supplemental Financial Information in this press release.

(2)          The results of the reinsurance segment reflect the effect of our previously announced exit from this business.

Workers’ compensation combined ratios (defined on page 6) were as follows:

	Three Months Ended March 31,
	2006	2005
Loss and Loss Adjustment Expenses:
Current Accident Year	56.9%	60.4%
Prior Accident Years	(13.0)%	(0.8)%
Loss and Loss Adjustment Expenses	43.9%	59.6%
Underwriting and Other Operating Expenses	29.7%	25.3%
Combined Ratio	73.6%	84.9%

The combined ratio for the reinsurance segment for the quarter ended March 31, 2006 was 99.9% compared to 80.3% for the quarter ended March 31, 2005.

Workers’ compensation net premiums earned decreased approximately 9.5% in the three months ended March 31, 2006 compared to the corresponding period in 2005. In California, workers’ compensation net premiums earned decreased approximately 14.0% in the three months ended March 31, 2006 compared to the corresponding period in 2005. The decrease in net premiums earned is principally attributable to rate decreases.

Consolidated net cash flow from operating activities was $86.6 million for the quarter ended March 31, 2006 compared to $135.2 million for the quarter ended March 31, 2005. Net cash flow from our workers’ compensation business was $92.7 million and $134.9 million for the quarters ended March 31, 2006 and 2005, respectively (see description in supplemental financial information on page 6).

Consolidated stockholders’ equity per share at March 31, 2006 and December 31, 2005 was $20.42 and $19.14, respectively. Return on average equity in the quarter ended March 31, 2006 was 31.4% compared to 30.7% in the corresponding period of 2005 and 26.3% in the year ended December 31, 2005.

Commenting on the results, Stanley R. Zax, Chairman & President, said:  “Our net income improved in the first quarter of 2006 due to the continuation of favorable workers’ compensation deflation trends. Also, higher short-term interest rates and investments resulted in increased investment income in the first quarter of 2006.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items. Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements. Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (8) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and (9) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended March 31,
	2006	2005
	(Dollars in thousands, except per share and footnotes)
TOTAL REVENUES	$280,768	$305,718
SELECTED INCOME DATA:
Net Investment Income after Tax	$16,528	$11,575
Realized Gains on Investments after Tax(1)	1,046	1,865
Income from Investments Segment after Tax	$17,574	$13,440
Net Income	$57,500	$39,300
NET INCOME PER COMMON SHARE(1)(2):
Basic(3)	$1.56	$1.35
Diluted(4)	1.55	1.10
STOCKHOLDERS’ EQUITY:
Stockholders’ Equity	$754,251	$521,866
Stockholders’ Equity per Share(2)	20.42	17.70
NUMBER OF COMMON SHARES(2):
Outstanding(3)	36,932	29,481
Weighted Average for the Period—Basic(3)	36,932	29,147
Weighted Average for the Period—Diluted(4)	37,142	36,944

(1)          Realized gains on investments were $0.03 per share and $0.05 per share in the first quarter of 2006 and 2005, respectively.

(2)          A 3-for-2 stock split of our common stock which was paid in the form of a 50% stock dividend was distributed on October 11, 2005. All share and per share amounts in the current and prior periods reflect the stock split.

(3)          Outstanding shares at March 31, 2006 and basic average outstanding shares for the three months ended March 31, 2006 include shares issued in 2005 in connection with the conversion of $123.8 million aggregate principal amount of Convertible Notes.

(4)          Diluted average outstanding shares include the impact of all additional shares that would be issuable in connection with conversion of all of the Convertible Notes. This represents an additional 69,000 shares for the three months ended March 31, 2006, and an additional 7.5 million shares for the three months ended March 31, 2005. After tax interest expense associated with the Convertible Notes of $12,000 for the three months ended March 31, 2006, and $1.3 million for the three months ended March 31, 2005 was added back to net income in computing diluted earnings per share.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended March 31,
	2006	2005
	(Dollars in thousands, except footnotes)
TOTAL REVENUES:
Net Premiums Earned	$254,426	$285,717
Net Investment Income	24,732	17,131
Realized Gains on Investments	1,610	2,870
	$280,768	$305,718
RESULTS OF OPERATIONS BY SEGMENT(1):
Income from Investment Segment:
Net Investment Income	$24,732	$17,131
Realized Gains on Investments	1,610	2,870
	26,342	20,001
Workers’ Compensation Segment	65,298	41,161
Reinsurance Segment	6	2,407
Parent Segment(2)	(3,287)	(5,316)
Income before Tax and Equity in Earnings of Investee	88,359	58,253
Income Tax Expense	30,859	20,123
Income after Tax and before Equity in Earnings of Investee	57,500	38,130
Equity in Earnings of Investee after Tax(3)		1,170
NET INCOME	$57,500	$39,300

(1)          See Supplemental Financial Information for a description of segment results.

(2)          Includes interest expense before tax of $1.3 million and $3.3 million for the three months ended March 31, 2006 and 2005, respectively. Interest expense is lower in 2006 because $123.8 million aggregate principal amount of our Convertible Notes were converted in 2005.

(3)          We no longer record our investment in Advent Capital under the equity method of accounting after the second quarter of 2005.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended March 31,
	2006		2005
	(Dollars in thousands)
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written(1):
Workers’ Compensation:
California	$166,956	63.1%	$204,485	63.4%
Outside California	96,316	36.4%	97,643	30.3%
Total Workers’ Compensation	263,272	99.5%	302,128	93.7%
Reinsurance(2)	1,453	0.5%	20,226	6.3%
	264,725	100.0%	322,354	100.0%
Net Premiums Written(1):
Workers’ Compensation:
California	160,096	63.0%	196,590	63.2%
Outside California	92,712	36.4%	94,083	30.3%
Total Workers’ Compensation	252,808	99.4%	290,673	93.5%
Reinsurance(2)	1,479	0.6%	20,311	6.5%
	254,287	100.0%	310,984	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	160,347	63.0%	186,491	65.3%
Outside California	87,275	34.3%	87,004	30.4%
Total Workers’ Compensation	247,622	97.3%	273,495	95.7%
Reinsurance(2)	6,804	2.7%	12,222	4.3%
	254,426	100.0%	285,717	100.0%
Income before Tax/Combined Ratio of:
Workers’ Compensation(1)	65,298	73.6%	41,161	84.9%
Reinsurance(1)	6	99.9%	2,407	80.3%
COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Loss and Loss Adjustment Expenses		43.9%		59.6%
Underwriting and Other Operating Expenses		29.7%		25.3%
Combined Ratio		73.6%		84.9%
Reinsurance(2):
Loss and Loss Adjustment Expenses		84.0%		63.5%
Underwriting and Other Operating Expenses		15.9%		16.8%
Combined Ratio		99.9%		80.3%

(1)          See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)          The results of the reinsurance segment in 2006 reflect the impact of our previously announced exit from this business.

ZENITH NATIONAL INSURANCE CORP.
Supplemental Financial Information (Unaudited)

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent. Our real estate segment was discontinued in 2002. In September 2005, we announced that we will exit the reinsurance segment. Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments. Income (loss) before tax from the workers’ compensation and reinsurance segments is determined solely by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned (also known as underwriting income or loss). The parent segment loss includes interest expense and the general operating expenses of the holding company, Zenith National Insurance Corp.

Combined Ratios

The combined ratios, expressed as a percentage, are key measurements of profitability traditionally used in the property-casualty insurance business. The ratios discussed in this press release are calculated using GAAP financial results (defined as accounting principles generally accepted in the United States of America). The combined ratio is the sum of the loss and loss adjustment expense ratio and the underwriting and other operating expense ratio. The loss and loss adjustment expense ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned. The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with GAAP, we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Net Cash Flow From the Workers’ Compensation Business

Net cash flow from our workers’ compensation business is a non-GAAP financial measure that represents the net cash flow generated by deducting from workers’ compensation premiums collected during the period the amount of workers’ compensation losses and loss adjustment expenses paid and workers’ compensation underwriting and other operating expenses paid during the applicable period. We provide this measure to assist in understanding the change in the net cash provided by operating activities in the periods presented, given that we exited the reinsurance business in 2005. Net cash flow from the workers’ compensation business does not include the following: premiums collected, losses paid and underwriting and other operating expenses paid in the reinsurance business; investment income received; interest and other operating expenses paid by our parent company; and income taxes paid, all of which are included in net cash provided from operating activities, the most comparable GAAP financial measure of

ZENITH NATIONAL INSURANCE CORP.
Supplemental Financial Information (Unaudited) (Continued)

NON-GAAP MEASURES (Continued)

net cash flow. The following table provides a reconciliation of the net cash flow from our workers’ compensation business to the net cash provided from operating activities:

	Three Months Ended March 31,
	2006	2005
	(Dollars in thousands)
Net Cash Flow From Workers’ Compensation Business	$92,680	$134,929
Net Cash (Used in) Provided by Reinsurance Business	(15,450)	163
Investment Income Received	15,004	15,370
Interest and Other Expenses Paid by Parent	(2,978)	(7,622)
Income Taxes Paid	(2,683)	(7,618)
Net Cash Provided From Operating Activities	$86,573	$135,222

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period. It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period. Net premiums written represent the amount of premiums we have billed to our policyholders in the applicable period less the cost of any reinsurance ceded. Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented. Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts. The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended March 31,
	2006	2005
	(Dollars in thousands)
Workers’ Compensation:
Gross Premiums Written	$263,272	$302,128
Ceded Premiums	(10,464)	(11,455)
Net Premiums Written	252,808	290,673
Change in Unearned Premiums	(5,186)	(17,178)
Net Premiums Earned	$247,622	$273,495
Reinsurance:
Gross Premiums Written	$1,453	$20,226
Ceded Premiums Refunded	26	85
Net Premiums Written	1,479	20,311
Change in Unearned Premiums, Net of Reinsurance	5,325	(8,089)
Net Premiums Earned	$6,804	$12,222